As filed with the Securities and Exchange Commission on September 30, 2004
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Nastech Pharmaceutical Company Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	11-2658569
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3450 Monte Villa Parkway Bothell, Washington 98021 (425) 908-3600 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Office)	Steven C. Quay, M.D., Ph.D.
Chairman, Chief Executive Officer and President
Nastech Pharmaceutical Company Inc.
3450 Monte Villa Parkway
Bothell, Washington 98021
(425) 908-3600
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Blake Hornick, Esq.

Pryor Cashman Sherman & Flynn LLP
410 Park Avenue
New York, New York 10022
(212) 326-0133
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

        Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this Registration Statement.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.    ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Securities to be Registered	Registered(1)	Security(1)	Price(1)	Registration Fee(1)

Common Stock ($0.006 par value)(2)	(5)	(5)	(5)	N/A
Warrants(3)	(5)	(5)	(5)	N/A
Debt Securities(4)	(5)	(5)	(5)	N/A
TOTALS:	(5)	—	$80,000,000	$10,136(6)

(1)	In U.S. dollars or the equivalent thereof denominated in one or more foreign currencies or units of two or more foreign currencies or composite currencies. Estimated solely for the purposes of calculating the registration fee and exclusive of accrued interest, if any. No separate consideration will be received for shares of common stock. In the event that debt securities are issued at a discount, debt securities may be sold at a higher principal amount but the aggregate initial offering price shall not exceed $80,000,000.

(2)	There are being registered an indeterminate number of shares of common stock as may, from time to time, be issued by Nastech Pharmaceutical Company Inc. at indeterminate prices or upon exercise of the common stock warrants being registered hereunder or issuable upon conversion, exchange and/or redemption of debt securities being registered hereunder, as the case may be. Shares of common stock may be issued from time to time in one or more classes or series.

(3)	There are being registered an indeterminate number of warrants to purchase shares of common stock of Nastech Pharmaceutical Company Inc. as may be sold, from time to time, by Nastech Pharmaceutical Company Inc. Warrants may be sold separately or with the common stock.

(4)	There are being registered an indeterminate number of debt securities as may, from time to time, be issued by Nastech Pharmaceutical Company Inc. at indeterminate prices. Debt securities may be issued from time to time in one or more classes or series.

(5)	Not specified as to each class of securities to be registered, pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended.

(6)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, at the statutory rate of $126.70 per $1,000,000 of securities registered.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

      This Registration Statement relates to securities being registered pursuant to Rule 415 of the Securities Act of 1933, as amended, which may be offered from time to time on a delayed or continuous basis by Nastech Pharmaceutical Company Inc., a Delaware corporation.

      This registration statement contains a form of basic prospectus relating to Nastech Pharmaceutical Company Inc. which will be used in connection with an offering of securities by Nastech Pharmaceutical Company Inc. The specific terms of the securities to be offered will be set forth in a prospectus supplement relating to such securities.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS, SUBJECT TO COMPLETION, DATED SEPTEMBER 30, 2004

Nastech Pharmaceutical Company Inc.

$80,000,000

of

Common Stock, Warrants and Debt Securities

        We may, from time to time, in one or more series, offer and sell the following securities:

•	common stock;

•	warrants to purchase common stock; or

•	debt securities.

          The initial offering price for any of these securities will not exceed $80,000,000. We will describe the terms of any such offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. Such prospectus supplement will contain the following information about the offered securities:

•	title and amount;

•	offering price, underwriting discounts and commissions and our net proceeds;

•	any market listing and trading symbol;

•	names of lead or managing underwriters and description of underwriting arrangements; and

•	the specific terms of the offered securities.

          Our shares of common stock trade on the Nasdaq National Market under the symbol “NSTK.” On September 29, 2004, the last sale price of the shares as reported on the Nasdaq National Market was $12.40 per share.

            You should carefully read and consider the risk factors beginning on page 14 in our Annual Report on Form 10-K for the year ended December 31, 2003 for risks relating to investments in our securities.

Our mailing address and telephone number are:

3450 Monte Villa Parkway
Bothell, Washington 98021
(425) 908-3600

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2004

About This Prospectus	1
Forward Looking Information	1
Information About The Company	2
Ratio of Earnings to Fixed Charges	4
Use of Proceeds	5
Plan of Distribution	5
Description of Common Stock	6
Description of Warrants	7
Description of Debt Securities	8
Legal Matters	17
Experts	17
Where You Can Find More Information	17
Incorporation of Certain Information by Reference	18
EX-3.1 CERTIFICATE OF INCORPORATION
EX-3.2 CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION
EX-3.3 CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION
EX-3.4 CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION
EX-3.5 CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION
EX-3.7 CERTIFICATE OF CORRECTION TO CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION
EX-3.8 CERTIFICATE OF CORRECTION TO CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION
EX-3.9 CERTIFICATE OF CORRECTION TO CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION
EX-3.10 AMENDED AND RESTATED BYLAWS
EX-4.1 FORM OF COMMON STOCK CERTIFICATE
EX-4.3 FORM OF INDENTURE
EX-5.1 OPINION OF PRYOR CASHMAN SHERMAN & FLYNN LLP
EX-12.1 CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
EX-23.1 CONSENT OF KPMG LLP
EX-25.1 FORM T-1

i

      Unless the context otherwise requires, all references in this prospectus to “Nastech,” “Company,” “registrant,” “we,” “us” or “our” include Nastech Pharmaceutical Company Inc., a Delaware corporation, and any subsidiaries or other entities controlled by us. All references in this prospectus to “common stock” refer to our common stock, par value $.006 per share.

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a shelf registration process. Under this shelf registration statement, we may, from time to time, sell any combination of common stock, warrants to purchase common stock or debt securities in one or more offerings for total gross proceeds of up to $80,000,000. This prospectus provides you with a general description of the securities we may offer.

      If required, each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered. The prospectus supplement may add, update or change information contained in this prospectus and may include a discussion of any risk factors or other special considerations that apply to the offered securities. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement. Before making an investment decision, it is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

      We have not authorized any person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, and, if given or made, you must not rely upon such information or representations as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made under this prospectus will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained or incorporated by reference in this prospectus is correct as of any time subsequent to the date of such information.

FORWARD LOOKING INFORMATION

      We consider some of the statements in this prospectus and in documents incorporated by reference to be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements reflect our current views with respect to future events or our financial performance, and involve certain known and unknown risks, uncertainties and other factors, including those identified below, which may cause our or our industry’s actual or future results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statements or from historical results. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of such act. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “believe,” “expect,” “plan,” “anticipate,” “intend,” “estimate,” “predict,” “potential” and other expressions which indicate future events and trends. Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. We have no duty to update or revise any forward-looking statements after the date of this prospectus or to conform them to actual results, new information, future events or otherwise.

      The following factors, among others, could cause our or our industry’s future results to differ materially from historical results or those anticipated:

•	our ability to obtain additional funding;

•	our efforts to establish and maintain collaborative partnerships for the development of apomorphine nasal spray, calcitonin nasal spray, interferon beta, morphine gluconate nasal spray, parathyroid hormone (PTH 1-34), abuse-resistant opioid, peptide PYY (3-36) nasal spray or other programs;

•	the success or failure of our research and development programs;

•	the advantages and disadvantages of pharmaceuticals delivered nasally;

•	the need for improved and alternative drug delivery methods;

•	our efforts to collaborate with other pharmaceutical and biotechnology companies that have products under development;

•	our ability to successfully complete product research and development, including pre-clinical and clinical studies and commercialization;

•	our ability to obtain required governmental approvals, including product and patent approvals;

•	our ability to successfully manufacture the products of our research and development programs and our marketed products to meet current Good Manufacturing Practices and to manufacture these products at a financially acceptable cost;

•	our ability to attract and/or retain our key officers and employees and manufacturing, sales, distribution and marketing partners;

•	costs associated with any product liability claims, patent prosecution, patent infringement lawsuits and other lawsuits;

•	our ability to develop and commercialize our products before our competitors; and

•	the projected size of the drug delivery market.

      For further information on factors which could impact us and the statements contained herein, see the “Risk Factors” beginning on page 14 in our Annual Report on Form 10-K for the year ended December 31, 2003. We assume no obligation to update and supplement forward-looking statements that become untrue because of subsequent events.

      These factors and the risk factors beginning on page 14 of our Annual Report on Form 10-K for the year ended December 31, 2003 are all of the important factors of which we are currently aware that could cause actual results, performance or achievements to differ materially from those expressed in any of our forward-looking statements. We operate in a continually changing business environment, and new risk factors emerge from time to time. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. We cannot assure you that projected results or events will be achieved or will occur.

INFORMATION ABOUT THE COMPANY

Business

      Nastech Pharmaceutical Company Inc. is an emerging pharmaceutical company developing products based on applying proprietary drug delivery technologies, with over 200 patents and applications filed. We are developing molecular biology-based technologies for delivering both small and large molecule drugs by nasal administration, along with an extended release oral delivery technology. Our intranasal drug delivery technology may lead to greater drug efficacy, speed of action, safety, and patient compliance. We are developing a diverse product portfolio across multiple therapeutic areas, including products targeted for the treatment of sexual dysfunction, obesity, pain management, osteoporosis, and multiple sclerosis.

      We are building a pharmaceutical company leveraging our unique drug delivery capabilities and technologies as the means to develop commercial products — initially with partners, then on our own. The key elements of our business model are to:

•	develop proprietary active delivery molecules from our tight junction and siRNA technologies;

•	focus on molecules where our portfolio of technologies will offer significant clinical advantages;

•	conduct preclinical, clinical and manufacturing steps to generate validated clinical leads and products;

•	partner to complete or assist us to complete development and commercialization; and

•	provide turn-key commercial manufacturing of nasal delivery products.

      We are a leader in molecular-biology based drug delivery, which involves the pharmaceutical manipulation of “tight junctions.” Tight junctions are the cell-to-cell connections that comprise various tissues of the body and that regulate the transport and passage of therapeutic drugs across these natural barriers. We also have expertise in formulation science, a systematic approach to drug development using biophysics, physical chemistry and pharmacology to maximize therapeutic efficacy and safety, which sometimes involves a change in route of administration. Our drug delivery technology is essential in designing an optimized, customizable dosage form and in delivering proteins and large molecule drugs that can currently only be delivered by injection or other non-optimized routes.

      Our core technical competency in molecular-biology based drug delivery involves the research, development and manufacture of nasally administered prescription pharmaceuticals. We investigate the commercial weaknesses of pharmaceutical products currently available in oral, injectable or other dosage forms, and we determine the advantages an alternative nasal drug delivery system, such as intranasal, would have for the same drug in the market place. For example, while the oral route delivery is the most popular and least expensive method of delivery, gastrointestinal and liver metabolism can reduce an oral drug’s effectiveness. Generally, a nasal delivery system will provide faster absorption into the blood stream than an oral product thereby resulting in faster onset of action. Other advantages of this therapy may include lower drug doses, fewer side effects, greater safety and efficacy, greater convenience to the patient, better patient compliance of prescribed drug therapy, and lower overall health care costs for the patient when compared to established methods of delivery. Pharmaceuticals that are currently injected can also be candidates for nasal delivery.

      Our current business strategy seeks to broaden applications of our commitment to tight junction technology and formulation science, allowing drugs to be more safe and effective in patient treatment, with particular emphasis on the applications for nasal drug delivery in the prescription and over-the-counter markets.

      To accomplish this objective, we plan to do the following:

•	focus initial efforts on significant injectable approved drugs;

•	leverage strategic alliances; and

•	protect and expand intellectual property rights.

      The following list summarizes our current material programs under development:

Programs Under Development	Therapeutic Category

Apomorphine Hydrochloride	Sexual Dysfunction
Calcitonin	Osteoporosis
Interferon Beta	Multiple Sclerosis
Morphine Gluconate	Pain
Peptide YY (3-36)	Obesity
Parathyroid Hormone (PTH 1-34)	Osteoporosis
Abuse-Resistant Opioid	Pain

      We intend to leverage our core technologies by collaborating with other pharmaceutical and biotechnology companies that have products under development that may benefit from nasal delivery.

      As of September 28, 2004, Nastech employs 91 full-time employees, of whom 68 are engaged in research and development. The balance are engaged in administration and support functions.

      We were incorporated in Delaware on September 23, 1983. Our principal executive offices are located at 3450 Monte Villa Parkway, Bothell, Washington 98021, and our telephone number there is (425) 908-3600. We have an internet web address at “http://www.nastech.com.” The information available on or through our website is not a part of this prospectus or any prospectus supplement.

Indemnification of Officers and Directors

      Our certificate of incorporation, as amended, provides that the indemnification provisions of Section 145 of the Delaware General Corporation Law shall be utilized to the fullest extent possible. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

      We also maintain a policy of directors and officers liability insurance covering certain liabilities incurred by our directors and officers in connection with the performance of their duties.

      Our Certificate of Incorporation also contains provisions to limit the liability of our directors to us or our stockholders as permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Our Certificate of Incorporation, as amended, provides for such limitation of liability.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

RATIO OF EARNINGS TO FIXED CHARGES

      The ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Year Ended December 31,										Six Months
											Ended
	1999		2000		2001		2002		2003		June 30, 2004

	(In thousands)
Ratio of earnings to fixed charges and preferred stock dividends (a)	(b	)	(b	)	(b	)	(b	)	(b	)	(b )

(a)	For the purposes of computing the ratio of earnings to fixed charges, earnings consist of income (loss) before the provision for income taxes and the cumulative effect of changes in accounting, plus fixed charges. Fixed charges consist of interest charges and that portion of rental payments under operating leases we believe to be representative of interest.

(b)	Earnings for the years ended December 31, 1999, 2000, 2001, 2002 and 2003 and for the six months ended June 30, 2004, were insufficient to cover fixed charges by $8,350, $9,387, $9,232, $13,468, $2,141, and $15,135 (in thousands), respectively.

USE OF PROCEEDS

      Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, including the funding of our clinical research and development programs, the clinical development of our pipeline, capital expenditures and working capital needs.

PLAN OF DISTRIBUTION

      We may sell the securities registered under this prospectus:

•	through underwriting syndicates represented by one or more managing underwriters;

•	to or through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

      We may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. We will describe the name or names of any underwriters and the purchase price of the securities in a prospectus supplement relating to the securities. Any underwritten offering may be on a best efforts or a firm commitment basis. The obligations, if any, of the underwriter to purchase any securities will be subject to certain conditions.

      If a dealer is used in an offering of securities, we may sell the securities to the dealer as principal. We will describe the name or names of any dealers and the purchase price of the securities in a prospectus supplement relating to the securities. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of sale. Any public offering price and any discounts or concessions allowed, reallowed, or paid to dealers may be changed from time to time.

      We, or any underwriter, dealer or agent, may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

      Any of these prices may represent a discount from the prevailing market prices. Underwriters and others participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of securities. We will describe any of these activities in the prospectus supplement.

      We may authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts. If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement. We will indicate in our prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

      In connection with the sale of the securities and as further set forth in an applicable prospectus supplement, underwriters may receive compensation from us or from purchasers of the securities for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize, may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.

      Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our common stock which currently is listed on the Nasdaq National Market. We may elect to list any series of debt securities or warrants on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of our securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of our securities that may be sold pursuant to this prospectus.

      Under agreements we may enter into, we may indemnify underwriters, dealers and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act.

      Certain of the underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with, and perform services for us and our subsidiaries from time to time in the ordinary course of business.

      If indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these contracts.

DESCRIPTION OF COMMON STOCK

      Set forth below is a description of our common stock. The following description of our common stock is a summary and is subject to and qualified by the applicable provisions of our certificate of incorporation, our bylaws and the relevant provisions of the laws of the State of Delaware. The particular terms of any offering of our common stock will be described in a prospectus supplement relating to such offering. The prospectus supplement may provide that our common stock will be issuable upon the conversion of debt securities or the exercise of warrants to purchase our common stock.

General

      We are currently authorized to issue up to 25,000,000 shares of common stock. As of September 28, 2004, we had issued and outstanding 13,396,711 shares of our common stock.

      All shares of common stock issued will be duly authorized, fully paid and non-assessable. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the holders of our common stock. Under Delaware law, stockholders generally are not liable for our debts or obligations. Our certificate of incorporation does not authorize cumulative voting for the election of directors. Subject to the rights of the holders of any class of our capital stock having any preference or priority over our common stock, the holders of shares of our common stock are entitled to receive dividends that are declared by the board of directors out of legally available funds. In the event of our liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in our net assets remaining after payment of liabilities, subject to prior rights of preferred stock, if any, then outstanding. Our common stock has no preemptive rights, conversion rights, redemption rights or sinking fund provisions, and there are no dividends in arrears or default. All shares of our common stock have equal distribution, liquidation and voting rights, and have no preferences or exchange rights.

      Our common stock currently is trading on the Nasdaq National Market. We will apply to the Nasdaq National Market to list any additional shares of common stock that we offer and sell pursuant to a prospectus supplement.

Stockholder Rights Plan

      On February 22, 2000, our board of directors adopted a stockholder rights plan and declared a dividend of one preferred share purchase right for each outstanding share of common stock. Each right entitles the holder, once the right becomes exercisable, to purchase from us one one-thousandth of a share of our Series A Junior Participating Preferred Stock, par value $.01 per share. We issued these rights on March 17, 2000 to each stockholder of record on such date, and these rights attach to shares of common stock subsequently issued. The rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors and could, therefore, have the effect of delaying or preventing someone from taking control of us, even if a change of control were in the best interest of our stockholders.

      Holders of our preferred share purchase rights are generally entitled to purchase from us one one-thousandth of a share of Series A preferred stock at a price of $50.00, subject to adjustment as provided in the Stockholder Rights Agreement. These preferred share purchase rights will generally be exercisable only if a person or group becomes the beneficial owner of 15 percent or more of our outstanding common stock or announces a tender offer for 15 percent or more of our outstanding common stock. Each holder of a preferred share purchase right, excluding an acquiring entity or any of its affiliates, will have the right to receive, upon exercise, shares of our common stock, or shares of stock of the acquiring entity, having a market value equal to two times the purchase price paid for one one-thousandth of a share of Series A preferred stock. The preferred share purchase rights expire on March 17, 2010, unless we extend the expiration date or in certain limited circumstances, we redeem or exchange such rights prior to such date.

Transfer Agent

      American Stock & Transfer Company is the transfer agent and registrar for our common stock.

DESCRIPTION OF WARRANTS

      The following description of our warrants for the purchase of common stock in this prospectus contains the general terms and provisions of the warrants. The particular terms of any offering of warrants will be described in a prospectus supplement relating to such offering. The statements below describing the warrants are subject to and qualified by, the applicable provisions of our certificate of incorporation, bylaws and the relevant provisions of the laws of the State of Delaware.

General

      We may issue warrants for the purchase of our common stock. We may issue warrants independently or together with any of our securities, and warrants also may be attached to our securities or independent of them. We may issue series of warrants under a separate warrant agreement between us and a specified warrant agent described in the prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

      As of September 28, 2004, the only warrants issued and outstanding consist of warrants to purchase 1,586,751 shares of our common stock.

Terms

      A prospectus supplement will describe the specific terms of any warrants that we issue or offer, including:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currencies in which the price or prices of the warrants may be payable;

•	the designation, amount and terms of our capital stock purchasable upon exercise of the warrants;

•	the designation and terms of our other securities, if any, that may be issued in connection with the warrants, and the number of warrants issued with each corresponding security;

•	if applicable, the date that the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	the prices and currencies for which the securities purchasable upon exercise of the warrants may be purchased;

•	the date that the warrants may first be exercised;

•	the date that the warrants expire;

•	the minimum or maximum amount of warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax considerations; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF DEBT SECURITIES

      Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued under an indenture between us and Wilmington Trust Company, as trustee. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), as in effect on the date of the indenture. The following description summarizes only the material provisions of the indenture. Accordingly, you should read the form of indenture, a copy of which has been filed as an exhibit to the Registration Statement, because it, and not this description, defines your rights as holders of our debt securities. You should also read the applicable prospectus supplement for additional information and the specific terms of the debt securities.

      For purposes of this section, “Description of Debt Securities,” only, references to “Nastech”, “Company”, “we”, “us” or “our” include only Nastech Pharmaceutical Company Inc. and not its subsidiaries.

General

      We may, at our option, issue debt securities in one or more series from time to time. “Debt securities” may include senior debt, senior subordinated debt or subordinated debt. The particular terms of the debt securities offered by any prospectus supplement, and the extent, if any, to which such general provisions do not apply to the debt securities will be described in the prospectus supplement relating to such debt securities. The following summaries set forth certain general terms and provisions of the indenture and the debt securities. The prospectus supplement relating to a series of debt securities being offered will contain the following terms, if applicable:

•	the title and ranking;

•	the aggregate principal amount and any limit on such amount;

•	the price at which such debt securities will be issued;

•	the date on which the debt securities mature;

•	the fixed or variable rate at which the debt securities will bear interest, or the method by which such rate shall be determined;

•	the timing, place and manner of making principal, interest and any premium payments on the debt securities, and, if applicable, where such debt securities may be surrendered for registration of transfer or exchange;

•	the date or dates, if any, after which the debt securities may be converted or exchanged into or for shares of our common stock or another company’s securities or properties or cash and the terms of any such conversion or exchange;

•	any redemption or early repayment provisions;

•	any sinking fund or similar provisions;

•	the authorized denominations;

•	any applicable subordination provisions;

•	any guarantees of such securities by our subsidiaries or others;

•	the currency in which we will pay the principal, interest and any premium payments on such debt securities;

•	whether the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined;

•	the time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

•	the provisions, if any, granting special rights to the holders of debt securities upon certain events;

•	any additions to or changes in the events of default or covenants of Nastech with respect to the debt securities and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such securities to be due and payable;

•	whether and under what circumstances we will pay any additional amounts on such debt securities for any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities instead of paying such amounts;

•	the form (registered and/or bearer securities), any restrictions applicable to the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities may be exchanged for registered securities and vice versa;

•	the date of any bearer securities or any global security, if other than the date of original issuance of the first security of the series to be issued;

•	the person to whom and manner in which any interest shall be payable;

•	whether such securities will be issued in whole or in part in the form of one or more global securities;

•	the identity of the depositary for global securities;

•	whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•	the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities and the terms upon which such exchanges may be made;

•	the securities exchange(s), if any, on which the securities will be listed;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	the form (certificated or book-entry);

•	the form and/or terms of certificates, documents or conditions which may be necessary, if any, for the debt securities to be issuable in final form; and

•	additional terms not inconsistent with the provisions of the indenture.

      One or more series of debt securities may be sold at a substantial discount below their stated principal amount bearing no interest or interest at a rate below the market rate at the time of issuance. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities. In such cases, all material United States federal income tax and other considerations applicable to any such series will be described in the applicable prospectus supplement.

      We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act, which may then be applicable, in connection with any obligation of Nastech to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the applicable prospectus supplement.

Exchange, Registration, Transfer and Payment

      We expect payment of principal, premium, if any, and any interest on the debt securities to be payable, and the exchange and the transfer of debt securities will be registerable, at the office of the trustee or at any other office or agency we maintain for such purpose. We expect to issue debt securities in denominations of U.S. $1,000 or integral multiples thereof. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require a payment to cover any tax or other governmental charges payable in connection therewith.

Global Debt Securities

      Unless we indicate otherwise in the applicable prospectus supplement, the following provisions will apply to all debt securities.

      The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with a depositary that we will identify in a prospectus supplement. Each global security will be deposited with the depositary and will bear a legend regarding any related restrictions or other matters as may be provided for pursuant to the applicable indenture.

      Unless a prospectus supplement states otherwise, no global security may be transferred to, or registered or exchanged for debt securities registered in the name of, any person or entity other than the depositary, unless:

•	the depositary has notified us that it is unwilling or unable or is no longer qualified to continue as depositary;

•	we order the trustee that such global security shall be so transferable, registrable and exchangeable, and such transfers shall be registrable; or

•	other circumstances, if any, as may be described in the applicable prospectus supplement.

      All debt securities issued in exchange for a global security or any portion thereof will be registered in such names as the depositary may direct. The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in the applicable prospectus supplement.

      Debt securities which are to be represented by a global security to be deposited with or on behalf of a depositary will be represented by a global security registered in the name of such depositary or its nominee. Upon the issuance of such global security, and the deposit of such global security with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security to the accounts of institutions that have accounts with such depositary or its nominee (the “Participants”). The accounts to be credited will be designated by the underwriters or agents of such debt securities or by us, if such debt securities are offered and sold directly by us.

      Ownership of beneficial interests in such global security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for such global security or by Participants or persons that hold through Participants.

      The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such global securities.

      So long as the depositary, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the indenture. Payment of principal of, and premium and interest, if any, on debt securities will be made to the depositary or its nominee as the registered owner or bearer as the case may be of the global security representing such debt securities. Each person owning a beneficial interest in such global security must rely on the procedures of the depositary and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder under the indenture. If we request any action of holders or if an owner of a beneficial interest in such global security desires to give any notice or take any action a holder is entitled to give or take under the indenture, the depositary will authorize the Participants to give such notice or take such action, and Participants would authorize beneficial owners owning through such Participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

      The rights of any holder of a debt security to receive payment of principal and premium of, if any, and interest on such debt security, on or after the respective due dates expressed or provided for in such debt security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the holders.

      Neither we, the trustee, any paying agent nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or receiving any records relating to such beneficial ownership interests.

      We expect that the depositary or its nominee, upon receipt of any payment of principal, premium or interest, will credit immediately Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by Participants to owners of beneficial interests in such global security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participants.

      If the depositary for a global security representing debt securities of a particular series is at any time unwilling or unable to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue debt securities of such series in definitive form in exchange for such global security. In addition, we may at any time and in our sole discretion determine not to have the debt securities of a particular series represented by one or more global securities and, in such event, will issue debt securities of such series in definitive form in exchange for all of the global securities representing debt securities of such series.

Covenants

      Except as permitted under “Consolidation, Merger and Sale of Assets,” the indenture will require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights (declaration and statutory) and franchises; provided, however, that we shall not be required to preserve any right or franchise if we determine that the preservation thereof is no longer desirable in the conduct of our business and that the loss thereof is not disadvantageous in any material respect to the holders of the debt securities.

      The indenture will require us to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon us except any tax, assessment, charge or claim whose amount or applicability is being contested in good faith.

      Reference is made to the indenture and applicable prospectus supplement for information with respect to any additional covenants specific to a particular series of debt securities.

Consolidation, Merger and Sale of Assets

      Except as set forth in the applicable prospectus supplement, the indenture will provide that we shall not consolidate with, or sell, assign, transfer, lease or convey all or substantially all of our assets, or merge into, to any person unless:

•	we are the surviving entity or, in the event that we are not the surviving entity, the person formed by the transaction (in a consolidation) or the entity which received the transfer of assets:

•	is a corporation organized under the laws of any state of the United States of America or the District of Columbia; and

•	assumes all of our obligations under the debt securities and the indenture; and

•	immediately after giving effect to the transaction, no event of default, as defined in the indenture, shall have occurred and be continuing.

      Notwithstanding the foregoing, we may merge with another person or acquire by purchase or otherwise all or any part of the property or assets of any other corporation or person in a transaction in which we are the surviving entity.

Events of Default

      Unless otherwise specified in the applicable prospectus supplement, the following are events of default with respect to any series of debt securities issued under the indenture:

•	failure to pay principal of any debt security of that series when due and payable at maturity, upon acceleration, redemption or otherwise;

•	failure to pay any interest on any debt security of that series when due, and the default continues for 30 days;

•	failure to comply with any covenant or warranty contained in the indenture, other than covenants or warranties contained in the indenture solely for the benefit of other series of debt securities, and the default continues for 30 days after notice from the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default provided with respect to that particular series of debt securities.

      If an event of default occurs and continues, then upon written notice to us the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the unpaid principal amount of, and any accrued and unpaid interest on, all debt securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul such acceleration:

•	if all events of default other than the nonpayment of principal of or interest on the debt securities of that series which have become due solely because of the acceleration have been waived or cured; and

•	the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to waiver of defaults, see “Amendment, Supplement and Waiver” below.

      The indenture will provide that, subject to the duty of the trustee during an event of default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonable security or indemnity. Subject to certain provisions, including those requiring security or indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

      We will be required to furnish to the trustee under the indenture annually a statement as to the performance by us of our obligations under that indenture and as to any default in such performance.

Discharge of Indenture and Defeasance

      Except as otherwise set forth in the applicable prospectus supplement, we may terminate our obligations under the debt securities of any series, and the corresponding obligations under the indenture when:

•	we have paid or deposited with the trustee funds or United States government obligations in an amount sufficient to pay at maturity all outstanding debt securities of such series, including interest other than destroyed, lost or stolen debt securities of such series which have not been replaced or paid;

•	all outstanding debt securities of such series have been delivered (other than destroyed, lost or stolen debt securities of such series which have not been replaced or paid) to the trustee for cancellation; or

•	all outstanding debt securities of any series have become due and payable; and

•	we have paid all other sums payable under the indenture.

      In addition, we may terminate substantially all our obligations under the debt securities of any series and the corresponding obligations under the indenture if:

•	we have paid or deposited with the trustee, in trust an amount of cash or United States government obligations sufficient to pay all outstanding principal of and interest on the then outstanding debt securities of such series at maturity or upon their redemption, as the case may be;

•	such deposit will not result in a breach of, or constitute a default under, the indenture;

•	no default or event of default shall have occurred and continue on the date of deposit and no event of default as a result of a bankruptcy or event which with the giving of notice or the lapse of time would become a bankruptcy event of default shall have occurred and be continuing on the 91st day after such date;

•	we deliver to the trustee a legal opinion that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of our exercise of such option and shall be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such option had not been exercised; and

•	certain other conditions are met.

      We shall be released from our obligations with respect to the covenants to deliver reports required to be filed with the Securities and Exchange Commission and an annual compliance certificate, and to make timely payments of taxes (including covenants described in a prospectus supplement) and any event of default occurring because of a default with respect to such covenants as they related to any series of debt securities if:

•	we deposit or cause to be deposited with the trustee in trust an amount of cash or United States government obligations sufficient to pay and discharge when due the entire unpaid principal of and interest on all outstanding debt securities of any series;

•	such deposit will not result in a breach of, or constitute a default under, the indenture;

•	no default or event of default shall have occurred and be continuing on the date of deposit no event of default as a result of a bankruptcy or event which with the giving of notice or the lapse of time would become a bankruptcy event of default shall have occurred and be continuing on the 91st day after such date;

•	we deliver to the trustee a legal opinion that the holders of the debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of our exercise of such option and shall be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such option had not been exercised; and

•	certain other conditions are met.

      Upon satisfaction of such conditions, our obligations under the indenture with respect to the debt securities of such series, other than with respect to the covenants and events of default referred to above, shall remain in full force and effect.

      Notwithstanding the foregoing, no discharge or defeasance described above shall affect the following obligations to or rights of the holders of any series of debt securities:

•	rights of registration of transfer and exchange of debt securities of such series;

•	rights of substitution of mutilated, defaced, destroyed, lost or stolen debt securities of such series;

•	rights of holders of debt securities of such series to receive payments of principal thereof and premium, if any, and interest thereon when due;

•	rights, obligations, duties and immunities of the trustee;

•	rights of holders of debt securities of such series as beneficiaries with respect to property deposited with the trustee and payable to all or any of them; and

•	our obligations to maintain an office or agency in respect of the debt securities of such series.

Transfer and Exchange

      A holder of debt securities may transfer or exchange such debt securities in accordance with the indenture. The registrar for the debt securities may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture. The registrar is not required to transfer or exchange any debt security selected for redemption or any debt security for a period of 15 days before a selection of debt security to be redeemed.

      The registered holder of a debt security may be treated as the owner of such security for all purposes.

Amendment, Supplement and Waiver

      Subject to certain exceptions, the terms of the indenture or the debt securities may be amended or supplemented by us and the trustee with the written consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the amendment with each series voting as a separate class. Without the consent of any holder of the debt securities, we and the trustee may amend the terms of the indenture or the debt securities to:

•	cure any ambiguity, defect or inconsistency;

•	provide for the assumption of our obligations to holders of the debt securities by a successor corporation;

•	provide for uncertificated debt securities in addition to certificated debt securities;

•	make any change that does not adversely affect the rights of any holder of the debt securities in any material respect;

•	add to, change or eliminate any other provisions of the indenture in respect of one or more series of debt securities if such change would not (i) apply to any security of any series created prior to the execution of a supplemental indenture and entitled to the benefit of such provision and (ii) modify the rights of the holder of any such security with respect to such provision or become effective only when there is no outstanding security of any series created prior to the execution of such supplemental indenture and entitled to such benefits;

•	establish any additional series of debt securities; or

•	comply with any requirement of the Securities and Exchange Commission in connection with the qualification of the indenture under the Trust Indenture Act.

      However, holders of each series of debt securities affected by a modification must consent to modifications that have the following effect:

•	reduce the principal amount of debt securities the holders of which must consent to an amendment, supplement or waiver of any provision of the indenture;

•	reduce the rate or change the time for payment of interest on any debt security;

•	reduce the principal of or change the fixed maturity of any debt securities;

•	change the date on which any debt security may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

•	make any debt security payable in currency other than that stated in the debt security;

•	waive any existing default or event of default and the consequences with respect to that series;

•	modify the right of any holder to receive payment of principal or interest on any debt security on or after the respective due dates expressed or provided for in the debt security;

•	impair the right of any holder to institute suit for the enforcement of any payment in or with respect to any such debt security; or

•	make any change in the foregoing amendment provisions which require each holder’s consent.

      Any existing default may be waived with the consent of the holders of at least a majority in principal amount of the then outstanding debt securities of the series affected thereby.

      The consent of the holders of debt securities is not necessary to approve the particular form of any proposed amendment to any indenture. It is sufficient if any consent approves the substance of the proposed amendment.

Replacement Securities

      Any mutilated certificate representing a debt security or a certificate representing a debt security with a mutilated coupon will be replaced by us at the expense of the holder upon surrender of such certificate to the trustee. Certificates representing debt securities or coupons that become destroyed, stolen or lost will be replaced by us at the expense of the holder upon delivery to us and the trustee of evidence of any destruction, loss or theft satisfactory to us and the trustee, provided that neither we nor the trustee has been notified that such certificate or coupon has been acquired by a bona fide purchaser. In the case of any coupon which becomes destroyed, stolen or lost, such coupon will be replaced by issuance of a new certificate representing the debt security in exchange for the certificate representing the debt security to which such coupon appertains. In the case of a destroyed, lost or stolen certificate representing the debt security or coupon, an indemnity bond satisfactory to the trustee and us may be required at the expense of the holder of such debt security before a replacement certificate will be issued.

Governing Law

      The indenture, the debt securities and any coupons are governed by, and will be construed in accordance with the internal laws of, the State of New York.

Regarding the Trustee

      Unless we otherwise identify in the prospectus supplement relating to any series of debt securities, the trustee with respect to such series will be Wilmington Trust Company. The indenture and provisions of the Trust Indenture Act incorporated by reference therein contain certain limitations on the rights of the trustee, should it become a creditor of Nastech, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates; provided, however, that if it acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate such conflict or resign.

      The holders of a majority in principal amount of the then outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. The Trust Indenture Act and the indenture provide that in case an event of default shall occur, and be continuing, the trustee will be required, in the exercise of its rights and powers, to use the degree of care and skill of a prudent man in the conduct of his own affairs. Subject to such provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities issued thereunder, unless they have offered to the trustee indemnity satisfactory to it.

LEGAL MATTERS

      The validity of the equity and debt securities offered by this prospectus is being passed upon for us by Pryor Cashman Sherman & Flynn LLP, New York, New York.

EXPERTS

      The consolidated financial statements of Nastech Pharmaceutical Company Inc. as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, appearing in Nastech’s Annual Report (Form 10-K) for the year ended December 31, 2003, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and current reports with the Securities and Exchange Commission. You may read and copy any documents filed by us at the Securities and Exchange Commission’s public reference room located at 450 Fifth Street, N.W., Judiciary Plaza, Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the public reference room of the Securities and Exchange Commission by calling the Securities and Exchange Commission at 1-800-SEC-0330. You also can request copies of such documents, upon payment of a duplicating fee, by writing to the public reference room of the Securities and Exchange Commission, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s web site is: http://www.sec.gov. In addition, our common stock is listed on the Nasdaq National Market under the symbol “NSTK”, and similar information concerning us can be inspected and copied at the office of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006. In addition, copies of our annual, quarterly, and current reports may be obtained from our website at http://www.nastech.com. The information available on or through our website is not a part of this prospectus or any prospectus supplement.

      We have filed with the Securities and Exchange Commission a registration statement on Form S-3 (of which this prospectus is a part) under the Securities Act, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance please see the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding us and the securities offered by this prospectus, please refer to the registration statement and such exhibits and schedules which may be obtained from the Securities and Exchange Commission at its principal office in

Washington, D.C. upon payment of the fees prescribed by the Securities and Exchange Commission, or from its web site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      In this document, we “incorporate by reference” the information we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring to that information. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the Securities and Exchange Commission will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus until the offering is completed.

      (1) Our Annual Report on Form 10-K (File No. 000-13789) for the fiscal year ended December 31, 2003;

      (2) Our Quarterly Reports on Form 10-Q (File No. 000-13789) for the fiscal quarters ended March 31, 2004 and June 30, 2004;

      (3) Our Current Report on Form 8-K (File No. 000-13789) dated September 24, 2004 reporting certain events under Items 8.01 and 9.01 and our Current Report on Form 8-K (File No. 000-13789) dated September 24, 2004 reporting certain events under Items 1.01 and 9.01;

      (4) Our Proxy Statement relating to the Annual Meeting of Stockholders held on June 9, 2004; and

      (5) The description of our common stock and the description of certain provisions of Delaware Law contained in:

(i) Our Registration Statement on Form 8-A dated August 12, 1985;

(ii) Our Certificate of Incorporation dated September 20, 1983 and filed as Exhibit 3.1 to the registration statement on Form S-3 of which this prospectus is a part;

(iii) A Certificate of Amendment to our Certificate of Incorporation dated November 30, 1989 and filed as Exhibit 3.2 to the registration statement on Form S-3 of which this prospectus is a part;

(iv) A Certificate of Amendment to our Certificate of Incorporation dated November 8, 1993 and filed as Exhibit 3.3 to the registration statement on Form S-3 of which this prospectus is a part;

(v) A Certificate of Amendment to our Certificate of Incorporation dated December 30, 1996 and filed as Exhibit 3.4 to the registration statement on Form S-3 of which this prospectus is a part;

(vi) A Certificate of Amendment to our Certificate of Incorporation dated August 15, 1999 and filed as Exhibit 3.5 to the registration statement on Form S-3 of which this prospectus is a part;

(vii) A Certificate of Designation of Rights, Terms and Preferences of Series A Junior Participating Preferred Stock dated March 2, 2000 and filed as Exhibit A to our Current Report on Form 8-K dated February 22, 2000;

(viii) A Certificate of Correction to a Certificate of Amendment to our Certificate of Incorporation dated July 28, 2004 and filed as Exhibit 3.7 to the registration statement on Form S-3 of which this prospectus is a part;

(ix) A Certificate of Correction to a Certificate of Amendment to our Certificate of Incorporation dated July 28, 2004 and filed as Exhibit 3.8 to the registration statement on Form S-3 of which this prospectus is a part;

(x) A Certificate of Correction to a Certificate of Amendment to our Certificate of Incorporation dated July 28, 2004 and filed as Exhibit 3.9 to the registration statement on Form S-3 of which this prospectus is a part;

(xi) Our Amended and Restated Bylaws dated August 11, 2004 and filed as Exhibit 3.10 to the registration statement on Form S-3 of which this prospectus is a part; and any amendments or reports filed for the purpose of updating such description.

      We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings (including exhibits to such filings that we have specifically incorporated by reference in such filings), at no cost, by writing or calling us at the following address or telephone number:

Nastech Pharmaceutical Company Inc.
3450 Monte Villa Parkway
Bothell, Washington 98021
Attention: Chief Financial Officer
(425) 908-3600

You should rely only on the information contained in this prospectus or information specifically incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof. This prospectus is not an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation is illegal.

Nastech Pharmaceutical Company Inc.

$80,000,000

Of

Common Stock, Warrants And Debt Securities

                    , 2004

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses Of Issuance And Distribution

      The following sets forth the costs and expenses payable by us in connection with the distribution of the securities being registered. We have estimated all amounts except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$10,136	(1)
Rating agency fees	$8,000
NASD Fee	$0
Nasdaq Listing Fee	$150,000
Printing and duplicating expenses	$75,000
Legal fees and expenses (other than Blue Sky)	$250,000
Accounting fees and expenses	$75,000
Blue sky fees and expenses (including fees of counsel)	$0
Trustee fees and expenses (including fees of counsel)	$10,000
Miscellaneous	$5,000

Total	$583,136

(1)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, at the statutory rate of $126.70 per $1,000,000 of securities registered.

Item 15.	Indemnification of Directors and Officers

      Our Certificate of Incorporation, as amended, provides that the indemnification provisions of Sections 102(b)(7) and 145 of the Delaware General Corporation Law shall be utilized to the fullest extent possible. Further, the Certificate of Incorporation contains provisions to eliminate the liability of our directors to Nastech or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time.

      Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Our Certificate of Incorporation, as amended, provides for such limitation of liability.

      We also maintain a policy of directors and officers liability insurance covering certain liabilities incurred by our directors and officers in connection with the performance of their duties.

      Insofar as indemnification for liabilities arising under the Securities Act, is permitted for our directors, officers or controlling persons, pursuant to the above mentioned statutes or otherwise, we understand that the Securities and Exchange Commission is of the opinion that such indemnification may contravene federal public policy, as expressed in said Act, and therefore, is unenforceable. Accordingly, in the event that a claim for such indemnification is asserted by any of our directors, officers or controlling persons, and the Commission is still of the same opinion, we (except insofar as such claim seeks reimbursement from us of expenses paid or incurred by a director, officer of controlling person in successful defense of any action, suit or proceeding) will, unless the matter has theretofore been adjudicated by precedent deemed by our counsel to be controlling, submit to a court of appropriate jurisdiction the question whether or not indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      At present, there is no pending litigation or proceeding involving any of our directors, officers or employees as to which indemnification is sought, nor are we aware of any threatened litigation or proceeding that may result in claims for indemnification.

Item 16.	Exhibits

Exhibit
No.	Description

1.1	Form of Underwriting Agreement.(1)
3.1	Certificate of Incorporation of Nastech Pharmaceutical Company Inc. dated September 20, 1983.(2)
3.2	Certificate of Amendment to the Certificate of Incorporation of Nastech Pharmaceutical Company Inc. dated November 30, 1989.(2)
3.3	Certificate of Amendment to the Certificate of Incorporation of Nastech Pharmaceutical Company Inc. dated November 8, 1993.(2)
3.4	Certificate of Amendment to the Certificate of Incorporation of Nastech Pharmaceutical Company Inc. dated December 30, 1996.(2)
3.5	Certificate of Amendment to the Certificate of Incorporation of Nastech Pharmaceutical Company Inc. dated August 15, 1999.(2)
3.6	Certificate of Designation of Rights, Terms and Preferences of Series A Junior Participating Preferred Stock of Nastech Pharmaceutical Company Inc. dated March 2, 2000 (filed as Exhibit A to our Current Report on Form 8-K dated February 22, 2000 and incorporated herein by reference)
3.7	Certificate of Correction to a Certificate of Amendment to the Certificate of Incorporation of Nastech Pharmaceutical Company Inc. dated July 28, 2004.(2)
3.8	Certificate of Correction to a Certificate of Amendment to the Certificate of Incorporation of Nastech Pharmaceutical Company Inc. dated July 28, 2004.(2)
3.9	Certificate of Correction to a Certificate of Amendment to the Certificate of Incorporation of Nastech Pharmaceutical Company Inc. dated July 28, 2004.(2)
3.10	Amended and Restated Bylaws of Nastech Pharmaceutical Company Inc. dated August 11, 2004.(2)
4.1	Form of Common Stock Certificate.(2)
4.2	Form of Common Stock Warrant Agreement, including form of Common Stock Warrant Certificate.(1)
4.3	Form of Indenture.(2)
4.4	Form of Debt Security.(1)
4.5	Rights Agreement, dated February 22, 2000, between the Company and American Stock Transfer & Trust Company as Rights Agent (filed as Exhibit 1 to our Current Report on Form 8-K dated February 22, 2000 and incorporated herein by reference).
4.6	Securities Purchase Agreement dated as of June 25, 2004 (filed as Exhibit 99.2 to our Current Report on Form 8-K dated June 25, 2004 and incorporated herein by reference).

Exhibit
No.	Description

5.1	Opinion of Pryor Cashman Sherman & Flynn LLP.(2)
12.1	Calculation of Ratio of Earnings to Fixed Charges.(2)
23.1	Consent of KPMG LLP, independent registered public accounting firm.(2)
23.2	Consent of Pryor Cashman Sherman & Flynn LLP (included in Exhibit 5.1).(2)
24.1	Power of Attorney (included on the signature page).(2)
25.1	Statement of Eligibility of Trustee on Form T-1.(2)

(1)	To be filed by amendment or incorporated by reference in connection with an offering of securities registered hereunder.

(2)	Filed herewith.

Item 17.	Undertakings

      (a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in subparagraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

      (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on the 30th day of September, 2004.

NASTECH PHARMACEUTICAL COMPANY INC.

By:	/s/ STEVEN C. QUAY, M.D., PH.D.

Chairman of the Board, Chief Executive Officer and President

      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints STEVEN C. QUAY, M.D., Ph.D., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement (including all pre-effective and post-effective amendments thereto and all registration statements filed pursuant to Rule 462(b) which incorporate this registration statement by reference), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEVEN C. QUAY, M.D., PH.D. Steven C. Quay, M.D., Ph.D.	Chairman of the Board, Chief Executive Officer and President (Principle Executive Officer)	September 30, 2004

/s/ GREGORY L. WEAVER Gregory L. Weaver	Chief Financial Officer (Principal Financial and Accounting Officer)	September 30, 2004

/s/ J. CARTER BEESE, JR. J. Carter Beese, Jr.	Director	September 30, 2004

/s/ DR. IAN R. FERRIER Dr. Ian R. Ferrier	Director	September 30, 2004

/s/ JOHN V. POLLOCK John V. Pollock	Director	September 30, 2004

/s/ BRUCE R. THAW Bruce R. Thaw	Director	September 30, 2004

Signature	Title	Date

/s/ MYRON Z. HOLUBIAK Myron Z. Holubiak	Director	September 30, 2004

/s/ LESLIE D. MICHELSON Leslie D. Michelson	Director	September 30, 2004

/s/ GERALD T. STANEWICK Gerald T. Stanewick	Director	September 30, 2004

EXHIBIT INDEX

Exhibit
No.	Description

1.1	Form of Underwriting Agreement.(1)
3.1	Certificate of Incorporation of Nastech Pharmaceutical Company Inc. dated September 20, 1983.(2)
3.2	Certificate of Amendment to the Certificate of Incorporation of Nastech Pharmaceutical Company Inc. dated November 30, 1989.(2)
3.3	Certificate of Amendment to the Certificate of Incorporation of Nastech Pharmaceutical Company Inc. dated November 8, 1993.(2)
3.4	Certificate of Amendment to the Certificate of Incorporation of Nastech Pharmaceutical Company Inc. dated December 30, 1996.(2)
3.5	Certificate of Amendment to the Certificate of Incorporation of Nastech Pharmaceutical Company Inc. dated August 15, 1999.(2)
3.6	Certificate of Designation of Rights, Terms and Preferences of Series A Junior Participating Preferred Stock of Nastech Pharmaceutical Company Inc. dated March 2, 2000 (filed as Exhibit A to our Current Report on Form 8-K dated February 22, 2000 and incorporated herein by reference).
3.7	Certificate of Correction to a Certificate of Amendment to the Certificate of Incorporation of Nastech Pharmaceutical Company Inc. dated July 28, 2004.(2)
3.8	Certificate of Correction to a Certificate of Amendment to the Certificate of Incorporation of Nastech Pharmaceutical Company Inc. dated July 28, 2004.(2)
3.9	Certificate of Correction to a Certificate of Amendment to the Certificate of Incorporation of Nastech Pharmaceutical Company Inc. dated July 28, 2004.(2)
3.10	Amended and Restated Bylaws of Nastech Pharmaceutical Company Inc. dated August 11, 2004.(2)
4.1	Form of Common Stock Certificate. (2)
4.2	Form of Common Stock Warrant Agreement, including form of Common Stock Warrant Certificate.(1)
4.3	Form of Indenture.(2)
4.4	Form of Debt Security.(1)
4.5	Rights Agreement, dated February 22, 2000, between the Company and American Stock Transfer & Trust Company as Rights Agent (filed as Exhibit 1 to our Current Report on Form 8-K dated February 22, 2000 and incorporated herein by reference).
4.6	Securities Purchase Agreement dated as of June 25, 2004 (filed as Exhibit 99.2 to our Current Report on Form 8-K dated June 25, 2004 and incorporated herein by reference).
5.1	Opinion of Pryor Cashman Sherman & Flynn LLP.(2)
12.1	Calculation of Ratio of Earnings to Fixed Charges.(2)
23.1	Consent of KPMG LLP, independent registered public accounting firm.(2)
23.2	Consent of Pryor Cashman Sherman & Flynn LLP (included in Exhibit 5.1).(2)
24.1	Power of Attorney (included on the signature page).(2)
25.1	Statement of Eligibility of Trustee on Form T-1.(2)

(1)	To be filed by amendment or incorporated by reference in connection with an offering of securities registered hereunder.

(2)	Filed herewith.